Exhibit 15.1

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises Berkenlaan 8b 1831 Diegem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.be

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-89292, 333-139274 and 333-182715 on Form S-8 of our report, dated April 29, 2015, relating to the consolidated financial statements of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A and the effectiveness of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. for the year ended December 31, 2014.

Diegem, Belgium

April 29, 2015

The statutory auditor

/s/ Michel Denayer
DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises
BV o.v.v.e. CVBA / SC s.f.d. SCRL
Represented by Michel Denayer

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Berkenlaan 8b, B-1831 Diegem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited